UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2011

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by Cree, Inc. (the “Company”) on October 27, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the Company’s 2011 Annual Meeting of Shareholders held on October 25, 2011 (the “2011 Annual Meeting”).  The sole purpose of this Form 8-K/A is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes on the compensation of the Company’s named executive officers (“say on pay”).  No other changes were made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

(d)           At the Annual Meeting, shareholders cast over a majority of votes in favor of holding future say on pay votes on an annual basis.  The Company’s Board of Directors had recommended a vote for annual frequency of say on pay votes.  In light of the shareholder vote and other factors it considered, the Board has determined that the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs.  The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President, Chief Financial Officer and Treasurer

Date:  February 2, 2012